Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 16, 2009, relating to the consolidated statements of financial condition as of December 31, 2008 and 2007 and the related consolidated statements of operations and changes in member’s equity and cash flows of United States Commodity Funds LLC and Subsidiaries for the years then ended, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
March 27, 2009